STATE STREET
200 Clarendon Street * Boston, MA 02116-5021

FORM N-SAR
Exhibits 99.77Q3

MainStay VP Funds Trust
811-03833
For Period Ended 6/30/11

MainStay VP Funds Trust
Item 15:  Additional Sub Custodians

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15 correctly, the remaining sub custodians are as follows:

HSBC Bank Middle East Limited
Dubai, United Arab Emirates

State Street Bank and Trust Company
Edinburgh, Scotland

DTCC/New York Window
New York, NY

Banco Itau Uruguay S.A.
Montevideo, Uruguay

Citibank N.A.
Caracas, Venezuela

Hongkong & Shanghai Banking Corp. Ltd.
Ho Chi Minh City, Vietnam

Standard Chartered Bank Zambia Plc.
Lusaka, Zambia

Barclays Bank of Zimbabwe.
Harare, Zimbabwe